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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement Nos. 333-46939, effective February 26, 1998 and 333-50767, effective April 23, 1998 on Form S-8 of our report dated April 15, 2005, relating to the consolidated balance sheets of Star Buffet, Inc. and subsidiaries as of January 31, 2005 and January 26, 2004 and the consolidated statements of operations, stockholders equity and cash flows for the fiscal years ended January 31, 2005, January 26, 2004 and January 27, 2003 included in this Annual Report on Form 10-K for the year ended January 31, 2005. It should be noted that we have not audited any financial statements of the Company subsequent to January 31, 2005, or performed any audit procedures subsequent to the date of our report.

/s/ MAYER HOFFMAN MCCANN P.C.

Salt Lake City, Utah
April 15, 2005

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Consent of Independent Registered Public Accounting Firm